                                                                   Exhibit 10(g)

                              FIRST AMENDMENT TO
                       THE FIRST NATIONAL BANK OF BOSTON
             EXCESS BENEFIT SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN


The First National Bank of Boston Excess Benefit Supplemental Employee Retirement Plan (the "Plan") is hereby amended, effective as of June 23, 1994 unless otherwise noted, as follows:


1.  Section 2(j) is restated in its entirety as follows:

     (j) "Change of Control" means the occurrence of any one of the following events:

          (i)   a Bank Holding Company Act Control Acquisition; or

          (ii)  a Twenty-five Percent Stock Acquisition; or

          (iii) an Unusual Board Change; or

          (iv)  a Securities Law Change of Control; or

          (v) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets (or any transaction having a similar effect).


2.  Section 2(l) is restated in its entirety as follows:

          (l) "Continuing Director" means any director (i) who has continuously been a member of the Board of Directors of the Corporation since not later than the date of the Plan or (ii) who is a successor of a director described in clause (i), if such successor (and any intervening successor) shall have been recommended or elected to succeed a Continuing Director by a majority of the then Continuing Directors.

3.  Section 2(n) is restated in its entirety as follows:

          (n) "Securities Law Change of Control" means a change in control of the Corporation of a nature that would be required to be reported in response to item 1(a) of Current Report on Form 8-K or item 6(e) of
     Schedule 14A of Regulation 14A or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not the Corporation is then subject to such reporting requirement, including without limitation a merger or consolidation of the Corporation with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) forty-five percent (45%) or more of the combined voting power of the voting securities (entitled to vote generally for the election of directors) of the Corporation or such surviving or parent entity outstanding immediately after such merger or consolidation and which would result in Continuing Directors immediately prior to such merger or consolidation constituting more than two-thirds (2/3) of the membership of the Board of Directors of the Corporation or the board of such surviving or parent entity immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person acquired twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities.

4.  Section 2(o) is restated in its entirety as follows:

          (o) A "Twenty-Five Percent Stock Acquisition" occurs when any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding voting securities. "Person" has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Corporation or any of its subsid-iaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to a registered offering of such securities in accordance with an agreement with the Corporation, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation. "Beneficial Owner" has the meaning defined in Rule 13d-3 under the Exchange Act.

5. Section 8 is amended by deleting the following text from the second sentence of the second paragraph thereof:

     , or if a majority of the Continuing Directors has determined pursuant to
     Section 2(k) above that an event does not constitute a Change of Control and subsequently revokes such determination within 10 days of such revocation.

6. Section 11 is amended by restating the second paragraph thereof in its entirety and adding a third paragraph as follows:

          The Committee may at any time and from time to time amend the Plan in any manner; provided, that no such amendment shall reduce the amounts previously credited on behalf of any Participant for periods prior to the date of such amendment. The Retirement Plan Committee of the Bank may make nonmaterial changes to the Plan.

          Notwithstanding the foregoing, no termination or amendment made after a Change of Control shall (i) reduce the amounts previously credited on behalf of any Participant for periods prior to the date of such Change of Control, (ii) eliminate or reduce the obligation to deposit assets in the grantor trust described in Section 8 in the event of a Change of Control, or (iii) eliminate or reduce, with respect to such Change of Control, any such obligations of any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation.

                       THE FIRST NATIONAL BANK OF BOSTON
              EXCESS BENEFIT SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN


1.  Purpose and Effective Date.
    --------------------------

          The purpose of this Plan is to provide an arrangement whereby eligible executives can be compensated for the reduction in retirement benefits that would otherwise be incurred by such executive as a result of the limitations imposed by sections 415 and 401(a)(17) of the Code in the calculation of retirement benefits under the Retirement Plan. The Plan is effective January 1, 1989.

2.  Definitions.
    -----------

          (a) "Plan" means The First National Bank of Boston Excess Benefit Supplemental Employee Retirement Plan as set forth herein and as from time to time amended.

          (b) "Employer" means The First National Bank of Boston and such of its affiliates which participate in the Plan.

          (c) "Committee" means the Compensation Committee of the Board of Directors of the Bank.

          (d)  "Corporation" means Bank of Boston Corporation.

          (e)  "Bank" means The First National Bank of Boston.

          (f)  "Participant" means an executive who participates in the Plan.

          (g) "Retirement Plan" means the Retirement Plan of The First National Bank of Boston and Certain Affiliated Companies.

          (h) "Interest Rate" means the earnings equivalent rate at which Cash Balance Accounts are periodically increased under the Retirement Plan.

          (i) "Code" means the Internal Revenue Code of 1986 as amended from time to time.

          (j) "Change of Control" means the occurrence of any of the following events:

          (i)   a Bank Holding Company Act Control Acquisition,

          (ii)  a Twenty Percent Stock Acquisition,

          (iii) an Unusual Board Change, or

          (iv) a Securities Law Change of Control, unless, in the case of an event specified in item (i), (ii) or (iii), a majority of the Continuing Directors shall determine, not later than 10 days after the Corporation knows or can reasonably be expected to know of the event, that the event shall not constitute a Change of Control for purposes of this Plan. A majority of the Continuing Directors may at any time prior to the expiration of such 10-day period (or prior to the expiration of any extension of such period pursuant to this sentence) extend such period or impose such time and other limitations on their determination as they may consider appropriate, and at any time may revoke their determination made in accordance with the preceding sentence that an event did not constitute a Change of Control for purposes of this Plan. A determination by a majority of the Continuing Directors that an event did not constitute a Change of Control under item (i), (ii) or (iii) shall not be deemed to apply to any other event, however closely related.

     (k) "Bank Holding Company Act Control Acquisition" means an acquisition of control of the Corporation as defined in Section 2(a)(2) of the Bank Holding Company Act of 1956, or any similar successor provision, as in effect at the time of the acquisition.

     (l) "Continuing Director" means any director (i) who has continuously been a member of the Board of Directors of the Corporation since not later than December 31, 1987, or (ii) who is a successor of a Continuing Director as defined in (i) if such successor (and any intervening successor) shall have been recommended or elected to succeed a Continuing Director by a majority of the then Continuing Directors.

     (m) "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

     (n) "Securities Law Change of Control" means a change in control of the Corporation of a nature that would be required to be reported in response to item 1(a) of Current Report on Form 8-K or item 6(e) of Schedule 14A of Regulation 14A or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not the Corporation is then subject to such reporting requirement.

     (o) A "Twenty Percent Stock Acquisition" occurs when a "person" (other than the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation or of any subsidiary of the Corporation, or any "person" organized, appointed or established by the Corporation for or pursuant to any such plan), alone or together with its "affiliates" and its "associates", becomes the "beneficial owner" of 20% or more of the common stock of the Corporation then outstanding. The terms "person", "affiliate", "associate" and "beneficial owner" have the meanings given to them in Section 2 of the Exchange Act and Rules 12b-2, 13d-3 and 13d-5 under the Exchange Act, or any similar successor provision or rule, as in effect at the time when the "person" becomes such a "beneficial owner". The term "person" includes a group referred to in Rule 13d-5 under the Exchange Act, or any similar successor rule, as in effect when the group becomes such a "beneficial owner".

     (p) An "Unusual Board Change" occurs when Continuing Directors constitute two-thirds or less of the membership of the Board of Directors of the Corporation, whether as the result of a merger, consolidation, sale of assets or other reorganization, a proxy contest, or for any other reason or reasons.

3.  Eligibility.
    -----------

     Such key employees of the Employer as are selected by the Committee shall be eligible to participate in the Plan.

4.  Cash Balance Excess Benefit SERP.
    --------------------------------

     (A)  Cash Balance Excess Benefit Account
          -----------------------------------

     The Employer shall maintain one or more accounts (hereinafter called the Cash Balance

Excess Benefit Account or Excess Benefit Account) on behalf of each Participant reflecting credits and adjustments as hereinafter set forth. For each calendar year commencing on or after January 1, 1989, there shall be credited to the Excess Benefit Account of each Participant an amount equal to the excess, if any, of (a) over (b) where

     (a) is the Annual Cash Balance Credit to which the Participant would have been entitled under the Retirement Plan if such Annual Cash Balance Credit were assumed (i) to be calculated without regard to the limitations of section 415 of the Code or the provisions of Section 13.1 of the Retirement Plan designed to comply with such limitations, and (ii) to be based on the executive's "Current Compensation" as defined in the Retirement Plan without regard to the limitations of section 401(a)(17) of the Code and the corresponding limitations under the provisions of the Retirement Plan, and

     (b) is the Annual Cash Balance Credit to which the Participant is in fact entitled under the Retirement Plan.

     Excess Benefit Credits shall be applied as of the last day of the calendar year or as of such other times as Annual Cash Balance Credits are applied under the Retirement Plan.

(B)  Interest
     --------

     Interest on the balance standing to a Participant's Excess Benefit Account shall be credited at the same time, same rate, and under the same circumstances as interest is credited to a Participant's Cash Balance Account under the Retirement Plan.

5.  Prior Plan Excess Benefit Annuity.
    ---------------------------------
     Participant's shall be entitled to receive a Prior Plan Excess Benefit Annuity equal to the excess if any, of (a) over (b) where

     (a) is the annual Prior Plan Annuity to which a Participant would have been entitled under the Retirement Plan if such benefit were assumed (i) to be calculated without regard to the limitations of section 415 of the Code or the provisions of Section
     13.01 of the Retirement Plan designed to comply with such limitations, and
     (ii) to be based on the Participant's "Current Compensation" as defined in the Retirement Plan without regard to the limitations of section 401(a)(17) of the Code and the corresponding limitations under the provisions of the Retirement Plan, and (b) is the annual Prior Plan Annuity to which a Participant is in fact entitled under the Retirement Plan.

6.  Form and Timing of Benefit Distributions.
    ----------------------------------------

     Upon a Participant's retirement, termination of employment or death, the Participant or such other person or persons as may at that time be entitled to receive payments with respect to a Participant shall be entitled to receive the Prior Plan Excess Benefit Annuity (if any) determined in accordance with Section 5, and the balance in the Participant's Cash Balance Excess Benefit Account determined as of the date benefits commence. The Prior Plan Excess Benefit Annuity and Cash Balance Excess Benefit Account shall be paid in the same form, on the same dates and over the same period as payment under the Retirement Plan, with the exception that the optional form of payment described in Section 7.4(c) of the Retirement Plan is not available as a distribution option. If the Excess Benefit Account is paid in a form other than a Lump Sum, such Excess Benefit Account shall be converted into an annuity form as provided under Section 4.2 of the Retirement Plan.

7.  Administration of the Plan.
    --------------------------

     The Committee shall oversee the administration of the Plan by the Bank's Human Resources Department. The Committee shall have the exclusive power to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant. The Committee shall exercise its discretion under the Plan in such manner as it determines appropriate and may, in its discretion, waive the application of any rule to any Participant. The

Committee shall have no responsibility to exercise its discretion in a uniform manner among similarly situated Participants, and no decision with respect to any Participant shall give any other Participant the right to have the same decision applied to him or her.

8.  Nature of Claim for Payments.
    ----------------------------

     Except as herein provided the Employer shall not be required to set aside or segregate any assets of any kind to meet any of its obligations hereunder, and all obligations of the Employer hereunder shall be reflected by book entries only. The Participant shall have no rights on account of this Plan in or to any specific assets of the Employer. Any rights that the Participant may have on account of this Plan shall be those of a general, unsecured creditor of the Employer.

     The Bank may establish a trust of which the Bank is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Code (a "grantor trust"), and may from time to time deposit funds in such trust to facilitate payment of the benefits provided under the Plan. In the event the Bank establishes such a grantor trust with respect to the Plan and, at the time of a Change of Control, such trust (i) has not been terminated or revoked and (ii) is not "fully funded" (as hereinafter defined), the Bank shall within ten days of such Change of Control, or if a majority of the Continuing Directors has determined pursuant to
Section 2(k) above that an event does not constitute a Change of Control and subsequently revokes such determination, within 10 days of such revocation, deposit in such grantor trust assets sufficient to cause the trust to be "fully funded" as of the date of the deposit. For purposes of this paragraph, the grantor trust shall be deemed "fully funded" as of any date if, as of that date, the fair market value of the assets held in trust with respect to this Plan is not less than the aggregate present value as of that date of (1) all benefits then in pay status under the Plan (including benefits not yet commenced but in respect of Participants who have retired, died or otherwise terminated employment under circumstances entitling them to such benefits hereunder) plus
(2) all benefits that would be payable under the Plan if all other Participants were deemed to have retired or terminated employment (other than by reason of death) under circumstances entitling them to benefits on that date. In applying the preceding sentence, the Bank shall apply such interest, mortality or other assumptions as shall have been specified by the Board of Directors of the Bank prior to the Change of Control. If, prior to the Change of Control, the Bank has deposited in such grantor trust amounts estimated to be sufficient to cause the trust to be "fully funded," the Bank shall be under no obligation following the Change of Control to deposit additional amounts in trust. If the Board of Directors has not specified the assumptions to be used in funding the grantor trust (and amounts estimated to be sufficient to cause the trust to be "fully funded" have not been deposited), then for purposes of the funding obligations under this paragraph the Bank shall first determine the value of each Prior Plan Excess Benefit Annuity and Excess Benefit Account, then determine the benefits that would be payable in the future in respect of such benefits, and then determine the present value of such benefits by applying (i) as an interest assumption, the Bank's base rate in effect on the date of the Change of Control, and (ii) as a mortality assumption (to the extent applicable), the mortality assumptions used in determining actuarial equivalency among annuity benefits under the Bank's defined benefit Retirement Plan as in effect immediately prior to the Change of Control, or if no such plan is then in effect, the mortality assumptions used as of such date by the Pension Benefit Guaranty Corporation in determining the present value of benefits upon plan termination.

     In the event a grantor trust is established and, following a Change of Control, the trustee of such trust determines, based on a change in the federal tax or revenue laws, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction involving a Participant or a beneficiary, or a closing agreement made under section 7121 of the Code that is approved by the Internal Revenue Service and involves a Participant or a beneficiary, that amounts held by the grantor trust with respect to the Plan would by reason of the existence of such trust be includible in the income of Participants, Prior Plan Excess Benefit Annuities and Excess Benefit Accounts of the affected Participants and beneficiaries, to the extent of the assets held in such trust, shall become payable in the form of lump sum distributions.

9.  Rights Are Non-Assignable.
    -------------------------

     Neither the Participant nor any beneficiary nor any other person shall have any right to assign or otherwise alienate the right to receive payments hereunder, in whole or in part, which payments are expressly agreed to be non-assignable and non-transferable, whether voluntarily or involuntarily.

10.  Taxes.
     ------
      If the Employer is required to withhold taxes from payments under the Plan, the amounts payable to Participants shall be reduced by the tax so withheld.

11.  Termination; Amending.
     ---------------------

      The Plan shall continue in effect until terminated by action of the Board of Directors of the Bank. Upon termination of the Plan, no further amounts paid to a Participant shall be used as the basis for providing benefits hereunder and no individual not a Participant as of the date of termination shall become a Participant thereafter. If, at the time of termination, there is any Participant or beneficiary of a Participant who is or will be entitled to a payment hereunder, the Committee shall elect either (a) to make payments to such Participants or beneficiaries in the normal course as if the Plan had continued in effect, or (b) to pay to such Participants or beneficiaries the balance of the Participant's payments in single lump-sum payments.

      The Committee may at any time and from time to time amend the Plan in any manner; provided, that no such amendment shall reduce the amounts previously credited on behalf of any Participant for periods prior to the date of such amendment, and provided further, that no such Amendment made after a Change of Control shall eliminate or reduce the Bank's obligation to deposit assets in the grantor trust as described in Section 8 in the event of a Change of Control.
The Retirement Plan Committee of the Bank may make nonmaterial changes to the Plan.

12.  Employment Rights.
     -----------------

      Nothing in this Plan shall give any Participant any right to be employed or to continue employment by the Employer.

13.  Forfeitures.
     -----------

      Notwithstanding anything in this Plan to the contrary, any benefits payable to a Participant hereunder may be forfeited, discontinued or reduced prior to a Change of Control, if the Committee determines, in its discretion, based on the advice and recommendation of management, that (i) the Participant has been convicted of a felony, (ii) the Participant has failed to contest a prosecution for a felony, or (iii) the Participant has engaged in willful misconduct or dishonesty, any of which is directly harmful to the business or reputation of the Corporation. Following a Change of Control, a Participant's benefits may be forfeited, discontinued or reduced only if the Participant has been convicted of a felony or has failed to contest a prosecution for a felony.

RJK/681